EXHIBIT 10.9

AMENDMENT TO
XL GROUP PLC DIRECTORS STOCK & OPTION PLAN
(as amended and restated as of April 30, 2010)
The Directors Stock & Option Plan (the “Plan”) is amended, effective April 26, 2013, as set forth herein.
1.Section 5(a) of the Plan is amended to read in its entirety as follows:
“(a)    Initial Option Grant. Each Director who is first elected to the Board subsequent to April 26, 2013 shall be granted an Option to purchase 5,000 Shares (or such other number of Shares, as determined from time to time by the Board) on the date such Director is first elected to the Board (or if such date is not within an open window period under the Company's Securities Trading Policy, on the first trading day of the next open window period) and such Option shall have an exercise price per Share equal to 100% of the Fair Market Value per Share on the date of grant; provided, however, that such price shall be at least equal to the par value of a Share. Each Option granted to a Director under this Section 5(a) shall become vested and exercisable in three equal annual installments, beginning on the first anniversary of the date of grant and continuing on each of the following two anniversaries thereof, so long as the Director's service on the Board continues through such dates, and such Option shall expire on the earlier of (i) the second anniversary of the date the Director ceases to be a member of the Board for any reason and (ii) the tenth anniversary of the date of grant. If a Director's service on the Board ceases for any reason prior to a date of vesting of the Option, the unvested portion of the Option shall be immediately forfeited; provided, however, that if the Director's service on the Board ceases due to the death or Disability (as defined below) of the Director, unless the Board determines otherwise in its discretion, the Director's Options will vest in full upon such termination of service. For purposes of this Plan, “Disability” means a physical or mental incapacity which has rendered, or is likely to render, the Director unable to perform his or her material duties for a period of 180 days in any twelve-month period as determined by a medical physician selected by the Company and that is reasonably acceptable to the Director.”
2.Section 5(c) of the Plan is amended by deleting “5(a) or” therefrom.